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                                                                   Exhibit 99(a)

                                                                           PROXY


                            F&M NATIONAL CORPORATION
                              Winchester, Virginia

          This Proxy is solicited on behalf of the Board of Directors.


The undersigned, revoking all prior proxies, hereby appoints ______________, ______________ and ______________, as attorneys-in-fact and proxies, and each or any of them with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of F&M National Corporation held of record by the undersigned on ___________, 2001, at the Special Meeting of Shareholders to be held at [the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia], at __:__ _.m. on __________, 2001, or any adjournment thereof, on each of the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of January 23, 2001, and a related plan of merger (collectively, the "merger agreement"), between F&M National Corporation and BB&T Corporation, providing for the merger of F&M with and into BB&T upon the terms and conditions set forth in the merger agreement as described in the proxy statement/prospectus of F&M and BB&T dated _____________, 2001.

         FOR                       AGAINST               ABSTAIN
                                                         (has the same effect as
                                                         a vote Against)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" proposal number 1. All joint owners MUST sign. This proxy may be revoked at any time prior to its exercise.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


DATED_______________,2001           ____________________________________________
                                    Signature


NUMBER OF SHARES

--------------------------          --------------------------------------------
                                    Signature (if jointly owned)

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PLEASE MARK, SIGN, DATE & RETURN THIS PROXY PROMPTLY IN ENCLOSED ENVELOPE.